UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Unit B, 5th Floor CKK Commercial Centre 289 Hennessy Rd, Wanchai, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement

Effective September 22, 2015, Yinfu Gold Corporation (the “Company” or “Yinfu”) has executed a Deed of Termination and Mutual Release (the “Termination”) between the Company and of Eternal Fairy International Ltd., (EFI), a British Virgin Island corporation. The Termination cancels the Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets of EFI reported via a Form 8-K dated February 6, 2015.

Pursuant to the original Agreement Yinfu Gold issued 1,200,000,000 (1.2 billion) restricted common shares of the Corporation to the owners of EFI in payment of US$600 million reflecting the value of the assets of EFI. All share issued under the terms of the Agreement were held in escrow and have now been cancelled with the consent of all Parties and returned to treasury.

Item 9.01 Financial Statements and Exhibits

10.33. Deed of Termination and Mutual Release between Yinfu Gold Corporation and Eternal Fairy International Ltd. Dated: September 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2015

YINFU GOLD CORPORATION

/s/ Li Qiuyu
Li Qiuyu
President, Secretary, Director.